Exhibit 10.2(d)

FOURTH AMENDMENT TO INTERCONNECTION SALES AND CO-INVESTMENT AGREEMENT
This Fourth Amendment to Interconnection Sales and Co-Investment Agreement (“Fourth Amendment”) is entered into as of August 28, 2026 (“Fourth Amendment Effective Date”), by and between NextEra Energy Resources Development, LLC (“NEER”) and XPLR Infrastructure Operating Partners, LP (“XPLR” and together with NEER, the “Parties,” and each a “Party”).

WHEREAS, the Parties entered into that certain Interconnection Sales and Co-Investment Agreement, dated as of February 10, 2026 (the “Original Agreement”), as amended by that certain First Amendment to Interconnection Sales and Co-Investment Agreement, dated as of May 29, 2026 (the “First Amendment”) and further amended by that certain Second Amendment to Interconnection Sales and Co-Investment Agreement, dated as of June 22, 2026 (the “Second Amendment”) and Third Amendment to Interconnection Sales and Co-Investment Agreement, dated as of July 27, 2026 (the “Third Amendment” and together with the Original Agreement, First Amendment and Second Amendment, the “Agreement”);

WHEREAS, the Parties are currently in discussions regarding the Outside Contribution Date for the future project to be known as Palo Duro BESS of the Transferred Projects and, in connection therewith, desire to modify the Agreement to update that certain Outside Contribution Date, all subject to and as more fully set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, the Parties agree as follows:

1.    Amendment to Agreement. The Agreement’s Exhibit B is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto as Exhibit A.
2.    Representations Regarding This Fourth Amendment. By their execution of this Fourth Amendment, each Party represents and warrants that it is authorized to enter into this Fourth Amendment, that this Fourth Amendment does not conflict with any contract, lease, instrument or other obligation to which it is a party or by which it is bound, and that this Fourth Amendment represents its valid and binding obligation, enforceable against such Party in accordance with its terms.
3.    Effectiveness of Fourth Amendment; Entire Agreement. This Fourth Amendment shall become effective as of the Fourth Amendment Effective Date. Except as expressly set forth in this Fourth Amendment, the terms and conditions set forth in the Agreement shall remain in full force and effect, and from and after the date of this Fourth Amendment, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby. This Fourth Amendment, together with the Agreement, contains the entire agreement between the Parties

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with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral. In the event of a conflict between the Agreement and this Fourth Amendment, the terms of this Fourth Amendment shall control.
4.    Severability. Whenever possible, each provision of the Agreement (as amended hereby) shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement (as amended hereby) or the application of any such provision to any Person (as defined in the Agreement) or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement (as amended hereby). Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of the Agreement (as amended hereby) a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
5.    Governing Law and Venue. This Fourth Amendment will be governed by and construed in accordance with the domestic laws of the State of New York without reference to any choice of law principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law. Any legal action or proceeding with respect to or arising out of this Agreement shall be brought in or removed to the courts of the Federal District Court for the Southern District of New York or, if such court lacks or declines jurisdiction, the courts of the State of New York in the Borough of Manhattan, to the exclusion of all other courts.
6.    Counterparts. This Fourth Amendment may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.
7.    Authorization and Binding Obligations. Each Party represents to the other Party that the execution, delivery and performance of this Fourth Amendment have been duly authorized, and this Fourth Amendment has been duly executed and delivered by the signatory so authorized, and the obligations contained herein constitute the valid and binding obligations of such Party.

[SIGNATURE PAGE FOLLOWS]

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Docusign Envelope ID: 9E821713-15A7-81FF-8184-AE9A096BE40D

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the Fourth Amendment Effective Date set forth above.

NEXTERA ENERGY RESOURCES DEVELOPMENT, LLC DocuSigned By: By ANTHONY PEDRONI F5C968BD9C2148B... Name: Anthony Pedroni Title: Vice President	XPLR INFRASTRUCTURE OPERATING PARTNERS, LP By: XPLR Infrastructure Operating Partners GP, LLC, its general partner Signed by: By S. ALAN LIU 8380BF75C33D40A Name: S. Alan Liu Title: President

[Exhibit A to Fourth Amendment to Interconnection Sales and Co-Investment Agreement]
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EXHIBIT A

EXHIBIT B
TRANSFERRED PROJECTS

Existing Project	Transferred Project	Location (State)	Expected BESS COD	BESS Capacity in MW [ac]	Outside Contribution Date	Governmental Approval Deadline	Value of the Transferred Project Interconnection Asset
Palo Duro Wind	Palo Duro BESS	TX	11/15/2027	150	September 30, 2026	February 28, 2027	$13,578,528

[Exhibit A to Fourth Amendment to Interconnection Sales and Co-Investment Agreement]
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